UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
August 30, 2006
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)
(601) 442-1601
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Amended and Restated Credit Agreement
Press Release

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On August 30, 2006, the Company closed on a $175 million amended and restated senior secured credit facility (the “Amended Credit Facility”) by and among the Company, the “Lenders” described therein, Guaranty Bank, as Syndication Agent, Natexis Banques Populaires, as Documentation Agent, and Union Bank of California, N.A., as Administrative Agent. The Amended Credit Facility includes an initial borrowing base of $75 million, which will be reviewed and re-determined on a semi-annual basis. There is currently $6 million of borrowings outstanding under the Amended Credit Facility. The maturity date of the credit facility prior to amendment was July 31, 2007. It has been extended to July 31, 2010 and the amendment includes more favorable borrowing rates.
     The Company may borrow, repay and reborrow amounts up to the borrowing base from time to time. Voluntary prepayments by the Company are permitted under the Amended Credit Facility upon proper notice. Borrowings under the Amended Credit Facility bear interest at (i) at the greater of the prime rate or an adjusted federal funds rate, plus an applicable margin ranging from 0% to 0.50% based on the borrowing base utilization, or, at the Company’s option, (ii) a LIBOR rate plus an applicable margin ranging from 1.375% to 2.00% based on the borrowing base utilization.
     The Amended Credit Facility contains covenants that will limit to an extent the ability of the Company to, among other things, incur or guarantee levels of additional indebtedness; create certain liens; pay dividends on or repurchase stock of the Company or its subsidiaries; or sell assets or merge with another entity. There are also customary financial covenants under the Amended Credit Facility, including a maximum leverage ratio and a minimum current ratio. The Amended Credit Facility includes events of default, which are also customary for facilities of this type including provisions under which, upon the occurrence of an event of default, all outstanding loans under the Agreement may be accelerated.
     The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Amended Credit Facility, a copy of which is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
       (c) Exhibits

Exhibit Number	Title of Document
10.11	Amended and Restated Credit Agreement dated as of August 30, 2006, by and among Callon Petroleum Company, the “Lenders” described therein, Guaranty Bank, as Syndication Agent, Natexis Banques Populaires, as Documentation Agent, and Union Bank of California, N.A., as Administrative Agent.

99.1	Press Release dated August 31, 2006 announcing completion of an Amended and Restated Senior Secured Credit Facility.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
August 31, 2006	By:	/s/ Fred L. Callon
Fred L. Callon
President and Chief Executive Officer

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Exhibit Index

Exhibit Number	Title of Document
10.11	Amended and Restated Credit Agreement dated as of August 30, 2006, by and among Callon Petroleum Company, the “Lenders” described therein, Guaranty Bank, as Syndication Agent, Natexis Banques Populaires, as Documentation Agent, and Union Bank of California, N.A., as Administrative Agent.

99.1	Press Release dated August 31, 2006 announcing completion of an Amended and Restated Senior Secured Credit Facility.

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